                    RESTATED INVESTORS' RIGHTS AGREEMENT

         THIS RESTATED INVESTORS' RIGHTS AGREEMENT is made as of November 14, 1994 by and among BIOSTAR, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule A hereto. Each such investor is herein referred to individually as an "Investor" and collectively as the "Investors."

                                    RECITALS

         WHEREAS, in connection with the sale and issuance of additional shares of the Company's Series E Preferred Stock the Company and a new investor listed on Schedule A hereto are parties to that certain Series E Preferred Stock Purchase Agreement, dated June 27, 1994, as amended by Letter Agreement of even date herewith (the "Series E Agreement");

         WHEREAS, stock rights were previously granted pursuant to the Restated Investors' Rights Agreement dated as of June 27, 1994 (the "Prior Rights Agreement") to the BMPI Liquidating Trust (the "Trust"), Dominion Ventures, Inc. ("DVI"), the investors who previously purchased Series D Preferred Stock, and the investors who previously purchased Series E Preferred Stock (the "Prior Investors");

         WHEREAS, in order to induce the Company to enter into the Series E Agreement and to induce certain of the investors listed on Schedule A hereto to invest funds in the Company pursuant to the Series E Agreement, the investors listed on Schedule A hereto and the Company hereby agree that this Agreement shall govern the rights of the investors listed on Schedule A hereto to cause the Company to register shares of Common Stock issuable to the investors listed on Schedule A hereto and certain other matters as set forth herein; and

         WHEREAS, it is anticipated that future sales of securities of a similar nature may occur;

         WHEREAS, the Company and the Investors desire to set forth in a single agreement the rights to be granted to the investors who are parties to the Series E Agreement.

         NOW, THEREFORE,the parties hereby agree as follows:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

             1.1   DEFINITIONS. For purposes of this Agreement:

                   (a) The term "ACT" means the Securities Act of 1933, as amended;

                   (b) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

                   (c) The term "REGISTRABLE SECURITIES" means (1)the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (2) the Common Stock


                                     1.
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issuable upon conversion of the Series B Preferred Stock, (3) the Common Stock
issuable upon conversion of the Series B Preferred Stock issuable upon exercise of a warrant potentially exercisable for a maximum of 60,750 shares of the Company's Series B Preferred Stock (the "Series B Warrant") issued to DVI pursuant to that certain Warrant to Purchase Shares of Series B Preferred Stock, dated November 2, 1992, (4)the Common Stock issuable upon conversion of the Series C Preferred Stock issuable upon conversion or exercise of a convertible instrument potentially convertible into a maximum of 1,600,000 shares of the Company's Series C Preferred Stock (the "Convertible Instrument") issued to the Trust pursuant to that certain Asset Purchase Agreement dated June 17, 1992, by and between the Company and the Trust (the "Asset Purchase Agreement"), (5) the Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of a warrant potentially exercisable for a maximum of 53,357 shares of the Company's Series E Preferred Stock (the "Series E Warrant") issued to DVI pursuant to that certain Warrant to Purchase shares of Series E Preferred Stock, dated February 18, 1994, (6)the Common Stock issuable upon conversion of the Series D Preferred Stock, (7)the Common Stock issuable upon conversion of the Series E Preferred Stock, and (8) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A, Series B, Series C, Series D or Series E Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;

                   (d) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                   (e) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; and

                   (f) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

             1.2   REQUEST FOR REGISTRATION.

                   (a) If the Company shall receive at any time after the earlier of (i) June 27, 1997, or (ii) three (3) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $5,000,000), then the


                                       2.

Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), effect as soon as practicable, and in any event shall use its best efforts to effect within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with paragraph 3.5.

                 (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                   (c) The Company is obligated to effect only two (2) such registrations pursuant to this Section 1.2.

                   (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

             1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration


                                       3.

relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration.

         Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

             1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                   (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

                   (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                   (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                   (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                   (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                   (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


                                       4.

                   (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i)an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

             1.5   FURNISH INFORMATION.

                   (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                   (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

             1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel or the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 1.2.


                                       5.

             1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and Commissions relating to Registrable Securities.

             1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

             1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.


                                       6.

             1.10  INDEMNIFICATION. In the event any Registrable
Securities are included in a registration statement under this Section 1:

                   (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii)any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                   (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.


                                       7.

                   (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                   (d)      If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                   (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                   (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

             1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:


                                       8.

                   (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
(90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                   (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                   (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                   (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

             1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of twenty percent (20%) or more of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                   (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                   (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $250,000; (3) if the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors of the


                                       9.

Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve-month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                   (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

             1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 500,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalization), or if less, the entire amount of Registrable Securities held by such Holder is transferred, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights receiving notices or taking any action under this Section 1. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee the holdings of transferees and assignees of a trust who are beneficiaries of such trust (including spouses and ancestors, lineal descendants and siblings of such beneficiaries or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the trust; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.


                                      10.

The registration rights of the Holders under this Agreement may be transferred to any transferee which is an affiliated Limited Partnership (as defined in the Series B Warrant) or fund of such Holder ("Affiliated Fund") without the prior written consent of the Company and without regard to the number of shares of Registrable Securities held by such transferee.

             1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

             1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that (i) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements, (ii) the provisions of this Section 1.15 shall terminate and be of no further force or effect three (3) years after the consummation of the initial public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) and (iii) such period of duration shall not exceed one hundred eighty (180) days; provided that the parties hereto expressly agree to and understand that such 180-day period may be shortened or lengthened by a writing signed by the holders of a majority of the Registrable Securities.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

             1.16 AMENDMENT AND WAIVER OF REGISTRATION RIGHTS. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least fifty percent (50%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.


                                      11.

             1.17 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section ! after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

         2.  COVENANTS OF THE COMPANY.

             2.1 DELIVERY OF FINANCIAL STATEMENT. The Company shall deliver to each Major Investor who holds at least an aggregate of 400,000 shams of the Series A, Series B, Series C, Series D or Series E Preferred Stock of the Company (or the common stock issued upon conversion thereof) ("Major Investor"):

                   (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                   (b) as soon as practicable, but in any event within forty- five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter, an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter and a statement showing the number of shares of each class and Series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Major Investor to calculate its percentage equity ownership in the Company;

                   (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such month, in reasonable detail;

                   (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                   (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;


                                      12.

                   (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

             2.2 INSPECTION. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

             2.3   TERMINATION OF INFORMATION AND INSPECTION COVENANTS.
The covenants set forth in subsections 2.1(c), (d) and (f) and Section 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

         3.  RIGHT OF FIRST REFUSAL.

             3.1 GENERAL. No party to this Agreement other than the Company shall sell, assign, transfer, or in any other manner dispose of or alienate, or transfer or assign any interest in, any or all of the Shares (as such term is defined below) which now or hereafter may be held or owned by them to any person or entity unless such party (for purposes of this Section 3 only referred to as "Offeror") shall have first made the written offer to sell as hereinafter described, and the offered Shares shall not have been purchased, within the time hereinafter provided.

         For purposes of this Section 3, "Shares" shall include and be deemed to mean: (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock, (v)Series E Preferred Stock, (vi) the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D or Series E Preferred Stock, and (vii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A, Series B, Series C, Series D, or Series E Preferred Stock or Common Stock.

             3.2 OFFER BY STOCKHOLDER. The Shares which the Offeror desires to sell, assign, or transfer (the "Offered Shares") shall first be offered to the Company by a written offer (the "Offer") to sell at the price, and on the terms, set forth in subsection 3.4 below) to which shall be attached a statement of intention to sell, assign, transfer, or otherwise dispose of the Shares being offered, as the case may be, the name and address of each prospective purchaser or assignee, if any, the number of Shares involved in the proposed sale, assignment, or transfer, and


                                      13.

the price and terms of any such bona fide offer. The Offer shall be signed by the Offeror and shall be delivered pursuant to the notice provisions of Section 5.5.

             3.3 OPTION OF COMPANY TO PURCHASE. For thirty (30) days after the receipt of the Offer (the "Offer Period"), the Company shall have the right, but not the obligation to purchase all or some of the Offered Shares. If the Company elects to purchase any of the Offered Shares, it shall so notify the Offeror prior to the end of the Offer Period. The notice shall specify a date for the closing of the purchase which shall not be more than thirty (30) days after the date of the giving of such notice.

             3.4 PURCHASE PRICE AND TERMS. The purchase price of the Shares offered by the Offeror pursuant to this Section 3 to the Company shall be equal to the price offered for the Shares by a prospective purchaser pursuant to a bona fide offer of purchase (if received), as set forth in the Offer. The Company shall purchase the Shares, on terms and conditions no less favorable to the Company than those received by the Offeror in a bona fide offer of purchase by a third party. In the event the purchase price specified in the Offer is payable in property other than cash, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property as determined in good faith by the parties. If the Offeror and the Company cannot agree on such cash value within ten (10) days after the Company's receipt of the notice by the Offeror pursuant to this Section 3, the valuation shall be made by an appraiser of recognized standing selected by the Offeror and the Company or, if they cannot agree on an appraiser within twenty
(20) days after receipt of such notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value, and which appraisal shall be completed within forty-five (45) days after receipt of such notice. The closing for such purchase shall then be held on the later of
(i) the 15th business day following the exercise of the rights hereunder or
(ii) the 15th day after such cash valuation shall have been made.

             3.5 RELEASE FROM RESTRICTION. If all of the Offered Shares are not purchased by the Company in accordance with the terms of this Section 3, the Offeror's offer shall be deemed rejected with respect to the remaining Offered Shares, and, subject to the provisions of this Section 3 below, the Offeror may make a bona fide sale, assignment, transfer, or other disposition of all, but not less than all, of the remaining Offered Shares to the prospective purchaser named in the statement attached to the offer at a price not less than, and upon terms not more favorable than, the bona fide offer, if any, described in the Offer.

         If the Offeror shall fail to make such sale, assignment, transfer, or other disposition within one hundred twenty (120) days following the expiration of all periods of time hereinabove provided for purchase by the Company, the remaining Offered Shares shall again become subject to all of the restrictions of this Agreement and except as otherwise provided in this Agreement, the Offeror shall not sell, assign, transfer or otherwise dispose of or alienate the Shares without again offering said Shares to the Company as hereinabove provided.

             3.6 ASSIGNMENT. The Company may assign its right of first refusal under this Section 3 to any party or parties.



                                      14.

             3.7 LAPSE. The right of first refusal under this Section 3 shall not be applicable to any sale of Shares pursuant to Section 1 of this Agreement. In addition, the right of first refusal shall not apply to the distribution of any Shares (i)held by the Trust to its beneficiaries; provided, that the Trust obtains the prior written consent of the Company to such distribution, and (ii) by a party to an Affiliated Fund. The right of first refusal shall lapse upon the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Act, the public offering price of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $10,000,000 in the aggregate.

         4. RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Company Shares (as hereinafter defined). A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Company Shares"), the Company shall first make an offering of such Company Shares to each Major Investor in accordance with the following provisions:

             4.1 NOTICE. The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i)its bona fide intention to offer such Company Shares, (ii)the number of such Company Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Company Shares.

             4.2 ELECTION TO EXERCISE. Within ten (10) days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Company Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock (assuming conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock and the exercise or conversion of all outstanding options, warrants and other instruments convertible into or exercisable for either Common Stock or securities convertible into or exercisable for Common Stock) of the Company then outstanding.

             4.3 UNSUBSCRIBED PORTIONS. If all Company Shares referred to in the Notice are not elected to be obtained as provided in subsection 4.2 hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 4.2 hereof, offer the remaining unsubscribed portion of such Company Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Company Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Company Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.


                                      15.

             4.4 APPLICABILITY. The right of first offer in this Section 4 shall not be applicable (i)to the issuance or sale of shares of Common Stock (or options therefor) to employees, directors or consultants of the Company,
(ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv)the issuance of securities pursuant to a corporate partnership (as determined by the Board of Directors), (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes, (vi)the issuance of securities pursuant to an underwritten offering of the Company's securities, whether in a public offering or in a private placement, or (vii)after consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Act, the public offering price of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $10,000,000 in the AGGREGATE.

             4.5 WAIVER OF RIGHT OF FIRST OFFER. Those undersigned Investors who are parties to the Prior Rights Agreement hereby agree that the issuance of shares of Series E Preferred Stock to the Investors listed in Schedule A hereto shall not be subject to the right of first offer held by the Prior Investors pursuant to Section 4 of the Prior Rights Agreement. In addition, the Prior Investors hereby waive the notice provisions contained in Section 4.1 of the Prior Rights Agreement. The Prior Investors represent at least a majority of the shares held by the "Major Investors" (as defined in the Prior Rights Agreement).

         Each of the parties to this Agreement expressly agrees and acknowledges that any rights specified in this Section 4 may be waived for any reason by a writing signed by Major Investors holding a majority of the shares held by all Major Investors. The Major Investors acknowledge and agree that they owe no duty by reason of this Agreement to each other or among themselves to provide any opportunity to exercise the right of first offer set forth in this Section 4, and that any waiver in accordance with this provision shall be binding on all of them.

         5.  MISCELLANEOUS.

             5.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

             5.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.


                                      16.

             5.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             5.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

             5.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

             5.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

             5.7 AMENDMENTS AND WAIVERS. Except with respect to Sections 1 and 4, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock, so long as such amendment or waiver does not treat the holders of Common Stock issued or issuable upon conversion of a particular Series of Preferred Stock differently than the holders of Common Stock issued or issuable upon conversion of another Series of Preferred Stock. Any amendment or waiver effected in accordance with any applicable provision of this Agreement shall be binding upon each holder of any such Series A, Series B, Series C, Series D or Series E Preferred Stock (including the Common Stock into which such Preferred Stock are convertible) each future party to this Agreement, and the Company.

             5.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

             5.9 ASSIGNMENT. Except as provided in Sections 1.13 and 3.6, neither this Agreement nor the rights and obligations contained herein may be assigned by an Investor without the prior written consent of the Company. Any assignment in violation of the preceding sentence shall be void.

             5.10 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

             5.11 AGGREGATION OF STOCK. All shares of the Company's Common Stock or Preferred Stock held or acquired by affiliated venture capital or partnerships or limited or general



                                      17.

partners of such partnerships shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

             5.12 TERMINATION OF PRIOR RIGHTS AGREEMENT. This Agreement amends and supersedes the Prior Rights Agreement. The Prior Rights Agreement was amended pursuant to Section 5.7 of that agreement pursuant to the written consent of the company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C and Series D Preferred Stock, and, with respect to Section 1 of the Prior Rights Agreement by the holders of a majority of the Registrable Securities and with respect to
Section 4 of the Prior Rights Agreement by a majority of the shares held by the Major Investors (as defined in the Prior Rights Agreement).

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  BIOSTAR, INC.

                                  By: /s/ Henry T. Pietraszek
                                      -----------------------------
                                      Henry T. Pietraszek, President

                                  Address:   6655 Lookout Road
                                             Boulder, CO 80301

                                  INVESTORS:

                                  KLEINER PERKINS CAUFIELD & BYERS VI

                                  By:
                                      -----------------------------
                                      A general partner

                                  Address:   2750 Sand Hill Road
                                             Menlo Park, CA 94025

                                  HILL PARTNERSHIP III

                                  By:   Hill, Carman Ventures
                                        A Limited Partnership

                                  By:
                                       -----------------------------
                                       A general partner

                                  Address:   885 Arapahoe Avenue
                                             Boulder, CO 80303



                                      18.

                                  MARQUETTE VENTURE PARTNERS II, L.P.

                                  By:  Marquette General II, L.P.
                                       its General Partner

                                  By:
                                       -----------------------------
                                       An authorized signatory

                                  Address:   520 Lake Cook Road,
                                             Suite 450
                                             Deerfield, IL 60015

                                  MVP II AFFILIATES FUND, L.P.

                                  By:  Marquette General II,
                                       its General Partner

                                  By:
                                       -----------------------------
                                       An authorized signatory

                                  Address:   520 Lake Cook Road, Suite 450
                                             Deerfield, IL 60015

                                  INTEGRAL CAPITAL PARTNERS, L.P.

                                  By:  Integral Capital Management, L.P.,
                                       its General Parmer

                                  By:
                                       -----------------------------
                                       Its general partner

                                  Address:   Two Embarcadero Place
                                             2200 Geng Road
                                             Palo Alto, CA 94303



                                      19.

                                  INTEGRAL CAPITAL PARTNERS INTERNATIONAL, C.V.

                                  By:  Integral Capital Management, L.P.,
                                       its investment General Partner

                                  By:
                                       -----------------------------
                                       Its general partner

                                  Address:   Two Embarcadero Place
                                             2200 Geng Road
                                             Palo Alto, CA 94303

                                  WILLIAM H. GATES, L.P.

                                  By:
                                       -----------------------------

                                  Address:   15302 Woodfern Drive, S.E.
                                             Millcreek, WA 98012

                                  DOMINION VENTURES, INC.

                                  By:
                                       -----------------------------

                                  Address:

                                  SKANDIGEN AB

                                  By:
                                       -----------------------------

                                  Address:   Norrlandsgatan 15
                                             S-111 43
                                             Stockholm, Sweden



                                      20.

                                  AB THOMAS FISCHER & CO.

                                  By:
                                       -----------------------------

                                  Address:   Skandigen AB
                                             c/o Krister Wallin
                                             Norrlandsgatan 15
                                             S-Ill 43
                                             Stockholm, Sweden

                                  BMPI LIQUIDATING TRUST

                                  By:
                                       -----------------------------

                                  Address:   c/o Colorado Venture
                                             Management Inc.
                                             4845 Pearl Street, East
                                               Suite 300
                                             Boulder, CO 80301

                                  PHILIP L. MCMAHON

                                  By:
                                       -----------------------------

                                  Address:   c/o BioStar, Inc.
                                             6655 Lookout Road
                                             Boulder, CO 80301

                                  MARC D. BEER

                                  By:
                                       -----------------------------

                                  Address:   c/o BioStar, Inc.
                                             6655 Lookout Road
                                             Boulder, CO 80301

                                  MARVIN H. CARUTHERS TRUST FOR
                                  JONATHAN MARVIN CARUTHERS

                                  By:
                                       -----------------------------
                                       Trustee

                                  Address:



                                      21.

                                  MARVIN H. CARUTHERS TRUST FOR
                                  ANDREW HARRY CARUTHERS

                                  By:
                                       -----------------------------
                                       Trustee

                                  Address:

                                  GC&H INVESTMENTS

                                  By:
                                       -----------------------------

                                  Address:   c/o Cooley Godward LLP
                                             One Maritime Plaza
                                             20th Floor
                                             San Francisco, CA 94111-3580

                                  KPCB VI FOUNDERS FUND


                                  By:
                                       -----------------------------
                                       A general partner

                                  Address:   2750 Sand Hill Road
                                             Menlo Park, CA 94025

                                  MAYFIELD VI

                                  By:
                                       -----------------------------
                                       A general partner






                                      22.

                                  MAYFIELD ASSOCIATES

                                  By:
                                     -------------------------
                                     A general partner

                                  Address:   2800 Sand Hill Rd., Suite 250
                                             Menlo Park, CA 94025

                                  FRANK BARNES

                                  -----------------------------
                                  Frank Barnes

                                  Address:   Frank Barnes & Associates
                                             809 W. 57th Street
                                             Kansas City, MO 64113



                                      23.

                                   SCHEDULE A

                             SCHEDULE OF INVESTORS

Kleiner Perkins Caufield & Byers VI

Hill Partnership III

Marquette Venture Partners II, L.P.

MVP II Affiliates Fund L.P.

Integral Capital Partners

Integral Capital Partners International

Skandigen AB

BMPI Liquidating Trust

Thomas Fischer

KPCB VI Founders Fund

Mayfield VI

Mayfield Associates

Mayfield Medical Partners

William H. Gates, L.P.

Dominion Ventures, Inc.

AB Thomas Fischer & Co.

Henry T. Pietraszek

Philip L. McMahon

Marc D. Beer

Marvin H. Caruthers Trust for Jonathan Marvin Caruthers

Marvin H. Caruthers Trust for Andrew Harry Caruthers

GC&H Investments

Frank Barnes


                                      24.

               AMENDMENT TO RESTATED INVESTORS' RIGHTS AGREEMENT

         Section 1.1(c) of the Restated Investors' Rights Agreement dated as of June 27, 1994, as amended, by and among BioStar, Inc. and the investors listed on Schedule A thereto (the "Investors' Rights Agreement") shall be amended and restated to read in its entirety as follows:

                 (a)     The term "REGISTRABLE SECURITIES" means (1) the
Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (2) the Common Stock issuable upon conversion of the Series B Preferred Stock, (3) the Common Stock issuable upon conversion of the Series B Preferred Stock issuable upon exercise of a warrant potentially exercisable for a maximum of 60,750 shares of the Company's Series B Preferred Stock (the "Series B Warrant") issued to DVI pursuant to that certain Warrant to Purchase Shares of Series B Preferred Stock, dated November 2, 1992, (4) the Common Stock issuable upon conversion of the Series C Preferred Stock issuable upon conversion or exercise of a convertible instrument potentially convertible into a maximum of 1,600,000 shares of the Company's Series C Preferred Stock (the "Convertible Instrument") issued to the Trust pursuant to that certain Asset Purchase Agreement dated June 17, 1992, by and between the Company and the Trust (the "Asset Purchase Agreement"), (5) the Common Stock issuable upon conversion of the Series D Preferred Stock, (6) the Common Stock issuable upon conversion of the Series E Preferred Stock, (7) the Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants potentially exercisable for a maximum of 53,357 shares of the Company's Series E Preferred Stock issued to DVI pursuant to that certain Warrant to Purchase shares of Series D Preferred Stock, dated February 18, 1994, (8) the Common Stock issuable upon exercise of warrants potentially exercisable for a maximum of 2,571,429 shares of the Company's Common Stock, issued pursuant to that certain Note and Warrant Purchase Agreement dated as of March 20, 1996 by and between the Company and various investors, (9) the Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants potentially exercisable for a maximum of 85,714 shares of the Company's Series E Preferred stock issued to Silicon Valley Bank pursuant to that certain Loan and Security Agreement, dated September 15, 1995 and the Common Stock issuable upon conversion of the Series E Preferred Stock issuable upon exercise of warrants potentially exercisable for a maximum of 1,000,000 shares of the Company's Series E Preferred Stock issued to Venture Lending, a Division of Cupertino National Bank and Trust pursuant to that certain Bridge Loan Agreement, dated April 30, 1997, (10) the Common Stock issuable upon conversion of the Series F Preferred Stock issuable upon exercise of warrants potentially exercisable for a maximum of 2,238,000 shares of the Company's Series F Preferred Stock (the "Series F Warrants") and (11) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned;"

         The introductory paragraph to Section 2.1 of the Investors' Rights Agreement shall be amended and restated to read in its entirety as follows:



                                       1.

"2.1     DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each
Investor and Warrant Investor who holds at least an aggregate of 400,000 shares of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock of the Company (or the common stock issued upon conversion thereof) ("Major Investor"):"

         Section 3.1 of the Investors' Rights Agreement shall be amended and restated to read in its entirety as follows:

"3.1     GENERAL. No party to this Agreement other than the Company shall sell, assign, transfer, or in any other manner dispose of or alienate, or transfer or assign any interest in, any or all of the Shares (as such term is defined below) which now or hereafter may be held or owned by them to any person or entity unless such party (for purposes of this Section 3 only referred to as "Offeror") shall have first made the written offer to sell as hereinafter described, and the offered Shares shall not have been purchased, within the time hereinafter provided.

         For purposes of this Section 3, "Shares" shall include and be deemed to mean: (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock, (iv) Series D Preferred Stock, (v) Series E Preferred Stock, (vi) Series F Preferred Stock, (vii) the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, and (vii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock or Common Stock."

         Section 4.2 of the Investors' Rights Agreement shall be amended and restated to read in its entirety as follows:

"4.2     ELECTION TO EXERCISE. Within ten (10) days after receipt of the
Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Company Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock (assuming conversion of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock and the exercise or conversion of all outstanding options, warrants and other instruments convertible into or exercisable for either Common Stock or securities convertible into or exercisable for Common Stock) of the Company then outstanding."

         Section 5.7 of the Investors' Rights Agreement shall be amended and restated to read in its entirety as follows:

"5.7     AMENDMENTS AND WAIVERS. Except with respect to Sections 1 and 4, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D, Series E and Series F


                                       2.

Preferred Stock, so long as such amendment or waiver does not treat the holders of Common Stock issued or issuable upon conversion of a particular series of Preferred Stock differently than the holders of Common Stock issued or issuable upon conversion of another series of Preferred Stock. Any amendment or waiver effected in accordance with any applicable provision of this Agreement shall be binding upon each holder of any such Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock (including the Common Stock into which such Preferred Stock are convertible) each future party to this Agreement, and the Company."



                                       3.